UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2019

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2019, Unum Therapeutics Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to the loan security agreement, dated as of January 19, 2017 (as amended, amended and restated, supplemented or otherwise modified prior to the Second Amendment, the “Loan Security Agreement”), by and between the Company and Pacific Western Bank.

Pursuant to the Second Amendment, (i) the draw deadline was extended to June 30, 2019, (ii) the interest only period was extended until June 30, 2020 with a potential additional extension to March 31, 2021 if additional capital is raised, (iii) a 24-month interest and principal period was extended to start following the end of the amended interest only period, (iv) the primary depository requirements with Pacific Western Bank were increased, and (v) a facility fee was added.

A copy of the Second Amendment is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Second Amendment is qualified by reference thereto.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of January 18, 2019 by and between Unum Therapeutics Inc. and Pacific Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNUM THERAPEUTICS INC.

Date: January 23, 2019	By:	/s/ Charles Wilson
Charles Wilson, Ph.D. Chief Executive Officer